EXHIBIT 10.2

EXHIBIT A

GASTAR EXPLORATION LTD. 2006 LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

This Exercise Agreement is made this      day of                     , 20         between Gastar Exploration Ltd. (the “Company”), and the optionee named below (the “Optionee”) pursuant to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, the capitalized terms used in this Exercise Agreement shall have the meanings ascribed to them in the Plan and in the Option Agreement to which this Exercise Agreement relates.

Option Number:

Optionee:

Social Security Number:

Address:

Number of Shares Purchased:

Price Per Share:

Aggregate Purchase Price:

Date of Grant:

Vesting Commencement Date:

Type of Stock Option:	[ ] Incentive Stock Option
[ ] Non-Qualified Stock Option

The Optionee hereby delivers to the Company the Aggregate Purchase Price set forth above in cash as indicated below, or to the extent provided for in the Option Agreement and approved by the Committee by accepting this Exercise Agreement, as follows (as applicable, check and complete):

_______	in cash in the amount of $ , receipt of which is acknowledged by the Company;

_______	through a “same-day-sale” commitment, delivered herewith, from the Optionee and the NASD Dealer named therein in the amount of $ ;

_______	through a “margin” commitment, delivered herewith, from the Optionee and the NASD Dealer named therein in the amount of $ ;

_______	by surrender for cancellation Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company).

The Company and the Optionee (the “Parties”) hereby agree as follows:

1. Purchase of Shares. On this date and subject to the terms and conditions of this Exercise Agreement, the Optionee hereby exercises the Option granted in the Option Agreement between the Parties, dated as

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of the Date of Grant set forth above, with respect to the Number of Shares Purchased set forth above of the Common Stock (the “Shares”) at the Aggregate Purchase Price set forth above (the “Aggregate Purchase Price”) equal to the Price Per Share set forth above (the “Purchase Price Per Share”) multiplied by the Number of Shares Purchased set forth above. The term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares.

2. Representations of the Optionee. The Optionee represents and warrants to the Company that the Optionee has received, read and understood the Plan, the Option Agreement and this Exercise Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder. Until the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4. Tax Withholding Obligations. The Optionee agrees to satisfy all applicable federal, state, and local income, employment, and other tax withholding obligations and herewith delivers to the Company the amount necessary, or has made arrangements acceptable to the Company, to satisfy such obligations as provided in the Plan and the Option Agreement.

5. Tax Consequences. The Optionee understands that he or she may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultant(s) he or she deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Agreement, and this Exercise Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors, and permitted assigns.

7. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Exercise Agreement are inserted for convenience and shall not be deemed a part of this Exercise Agreement for construction or interpretation.

8. Dispute Resolution. The provisions of Section 16 of the Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Agreement.

9. Entire Agreement; Governing Law. This Exercise Agreement, together with the Plan and the Option Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Parties. Nothing in this Exercise Agreement or in the Plan or the Option Agreement (except as expressly provided herein or therein) is intended to confer any rights or remedies on any person other than the Parties. This Exercise Agreement (like the Plan and the Option Agreement) is to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties.

10. Severability and Reformation. The Company intends all provisions of this Exercise Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Exercise Agreement is too broad to be enforced as written, the court should

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reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Exercise Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and this Exercise Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of this Exercise Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

11. Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in the Option Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 11.

12. Further Instruments. Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Exercise Agreement.

Submitted by:	Accepted by:

OPTIONEE:	GASTAR EXPLORATION LTD.

(signature)	By:

Its:

Dated:s	Dated:

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